SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2004

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We have acquired a working interest in the Manahuilla Creek prospect in Goliad County, Texas. A 6,700-foot test well will be located on approximately 1,265 acres of oil and gas leases covering the expanded Yegua trend. The Middle Eocene sands of the expanded Yegua trend of the onshore Gulf Coast basin have been a prolific over pressured gas-condensate producer with total gas production to date exceeding 800 billion cubic feet with an estimated trend recovery close to 2 trillion cubic feet of gas.  The first well is scheduled to commence on or about March 15, 2004 barring any unforeseen issues.

Bernard McDougall, our president stated, “This is a tremendous opportunity for MSEV to get involved in a project with such tremendous upside.  We are looking forward to drilling in such a prolific oil and gas region.  This prospect has substantial potential and we look forward to attempting to fully exploit this world-class oil and gas area.  This now gives MSEV three separate drill programs in the state of Texas alone.  We are anticipating that

MSEV could be either drilling or fracing up to 5 wells in the next two months alone.  When you consider the historically high prices of oil and gas, this could be a tremendously lucrative time for MSEV if all the wells are commercially successful.”

Several fairly prolific fields have been discovered and exploited in Goliad County, the two most recent being the Jobar and Perdido Creek fields located approximately five miles north. The Jobar field is located in a normal pressured Yegua sequence with bottom-hole pressures of 2,600 pounds per square inch at 5,400 feet. The Perdido Creek field is down dip and geopressured, having bottom-hole pressures of 3,600 pounds per square inch at 5,600 feet with recoverable reserves of 1.1 million cubic feet per acre feet and a condensate content of 30 barrels per million cubic feet. Initial production rates are approximately two million cubic feet per day.

Both fields above were discovered by drilling 2-D seismic amplitude anomalies, which produced oil, gas and condensates in various proportions. Reservoirs are discontinuous small fluvial sand bars and channel deposits of the Yegua formation. Comparative 2-D data have identified similar amplitude anomalies within the Yegua sands on the Manahuilla Creek prospect which are much more extensive and contiguous. Geological interpretation indicates the sands were deposited as extensive deltaic sands at the edge of the ocean basin. As such, these deltaic sands are much more widespread and stratigraphically lower than the smaller discontinuous river deposits to the north.

We have been advised that Flatrock Energy Partners LP is the operator of record.   Flatrock is a full-service oil and gas-consulting firm based in San Antonio, Texas.  Some of Flatrock's more notable clients include Conoco and Chesapeake.

We have been notified by the operator of the Martex Prospect in Jack County Texas that they expect to frac and/or drill up to four wells in the next six weeks.  There have been slight delays in the Wimberley #5 and the Kinder # 1 to this point, but the operator feels that barring any unforeseen issues both of these wells will be worked on by next week.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have twelve independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, of which we currently have the largest working interest of any company involved in this project that trade exclusively on the OTCBB, and three wells producing both oil and gas revenue in Texas. We aer currently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute in building market capitalization. Warpath Energy has advised us that the Cloud Creek prospect in Oklahoma has been terminated.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         March 3, 2004